Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sterling Vision, Inc. 1995 Stock Incentive Plan of Emerging Vision, Inc., of our report dated April 15, 2010, with respect to the financial statements of Emerging Vision, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Rosen Seymour Shapss Martin & Company, LLP
New York, New York